UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2007

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2007, Alteon Inc., a Delaware corporation (“we,” “us” or the “Company”) entered into a Lease Agreement (the “Lease”) with DS Montvale, LLC, a New Jersey limited liability company (the “Landlord”), in connection with a lease of the premises located at 221 West Grand Avenue, Montvale, NJ 07645 (the “Premises”). The Lease is for a term of 3 years commencing after the completion of certain work done on the Premises by the Landlord as further described in the Lease. The basic monthly rent will be approximately $7,600, together with a security deposit of approximately $15,200. Provided there is no default, we will have the opportunity to extend the lease for 2 additional 3 year terms by providing written notice to the Landlord.

The preceding description of the Lease is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Lease Agreement by and between Alteon Inc. and DS Montvale, LLC, dated as of January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteon Inc.

January 22 , 2007	By:	Noah Berkowitz
/s/ Noah Berkowitz
Name: Noah Berkowitz
Title: President and Chief Executive Officer

EXHIBIT INDEX

10.1 Lease Agreement by and between Alteon Inc. and DS Montvale, LLC, dated as of January 19, 2007.